Exhibit 10.2;  Form 8-K filed February 7, 1997



Form 8-K
U.S. Securities and Exchange Commission
  Washington, D.C. 20549


Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934



TELESOFT CORP.
(Exact name of small business issuer as specified in its charter)


        Arizona                                        86-0431009
(State or other jurisdiction of                      (I.R.S. Employer
Identification No.)
 incorporation or organization)



3216 North Third Street, Phoenix, Arizona  85012
 (Address of principal executive offices)


(602) 265-6311
(Issuer's telephone number, including area code)



(Former name, former address and former fiscal year, if changed since last report)








Item 4.    Changes in Registrant's Certifying
Accountants
 .
In January, 1997, the Registrant, acting on the direction of its Board of Directors, informed Semple & Cooper, P.L.C., that it desired to obtain proposals for its November 30, 1996 audit from a national CPA firm.

Semple & Cooper, P.L.C.'s reports on the Registrant's financial statements for the years ended November 20, 1994 and 1995, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or principles. There were no disagreements with Semple & Cooper, P.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through Semple & Cooper, P.L.C.'s issuance of their report in connection with their audit of the Registrant's financial statements for the year ended November 30, 1995.

On February 3, 1997, the Registrant selected Coopers &
Lybrand, L.L.P. as its new independent accountants.

Item 7.    Exhibits

	16	Letter from Semple & Cooper regarding change in
certifying independent 		           accountants


SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf bye the undersigned hereunto duly authorized.


Telesoft Corp.





			    	    	/S/ Thierry E. Zerbib
Date:  February 7, 1997	       		Thierry E. Zerbib
					Vice President/Secretary

Exhibit 16

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

Effective this date, Semple & Cooper, P.L.C. is resigning as the auditor of record of Telesoft Corp. and Subsidiary.

Sincerely,

/s/ Semple & Cooper, P.L.C.

Semple & Cooper, P.L.C.
February 3, 1997

cc:	Office of the Chief Accountant
	SECPS Letter File
	Securities and Exchange Commission
	Mail Stop 9-5
	450 Fifth Street, N.W.
	Washington, D.C.  20549